Exhibit 10.19

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***]

Verastem, Inc.,

and

Chugai Pharmaceutical Co., Ltd.

SECOND AMENDMENT TO LICENSE AGREEMENT

THIS SECOND AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is effective as of the 12th day of August 2021 (“Effective Date”)

BETWEEN:

Verastem, Inc., a Delaware Corporation with its principal place of business at 117 Kendrick St., Suite 500, Needham, MA 02494 (“Verastem”);

and

Chugai Pharmaceutical Co., Ltd., a Japanese Corporation with its principal place of business at 1-1 Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo, 103-8324, Japan (“Chugai”).

Verastem and Chugai are collectively referred to herein as the “Parties”.

WHEREAS:

A)

The Parties have entered into the LICENSE AGREEMENT FOR CK127 effective as of the 7th day of January 2020 and as amended on April 19, 2020 whereby Verastem licensed from Chugai the intellectual property rights in and to the compound designated by CHUGAI as “CKI27(2)” or “CH5126766 (RO5126766)” (collectively, the “License Agreement”).

B)

The Parties are parties to the [***] (collectively, the “Sponsor Research Agreement”) whereby the Sponsor conducts research and clinical testing and acts as the Sponsor for a clinical research trial which the Parties provide support.

C)

The Parties desire to, simultaneously and in conjunction with this Amendment, enter into that certain novation agreement whereby Verastem will be substituted for Chugai for all purposes under the Sponsor Research Agreement (which for the purposes of this Amendment shall be referred to as the “Sponsor Research

Novation Agreement”) as of the effective date of the Sponsor Research Novation Agreement.As a part of the Sponsor Research Novation Agreement, the Parties will also amend the Sponsor Research Agreement to reflect the effect of the terms of the Sponsor Research Novation Agreement.

D)	Chugai, [***] are parties to a [***] (collectively, the “Clinical Trial Agreement”)

E)

The Parties desire to, simultaneously and in conjunction with this Amendment, enter into that certain novation agreement whereby Verastem will be substituted for Chugai for all purposes under the Clinical Trial Agreement (which shall be referred to in this Amendment as the “Clinical Trial Novation Agreement”) as of the effective date of the Clinical Trial Novation Agreement. As a part of the Clinical Trial Novation Agreement, the Parties will also amend the Clinical Trial Agreement to reflect the terms of the Clinical Trial Novation Agreement.

F)

The Parties desire to amend the License Agreement, and enter into this Amendment, simultaneously and in conjunction with, the Sponsor Research Novation Agreement and Clinical Trial Novation Agreement (collectively, the “Novation Agreements”) to reflect the terms and conditions of the Novation Agreements and the amended Sponsor Research Agreement and amended Clinical Trial Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	AMENDMENTS

1.1	Amendment to Article 1.1 Definitions

The Term Clinical Trial Agreement is added to Article 1.1 as follows:

“Clinical Trial Agreement” shall have the meaning set forth in Appendix II.

1.2	Amendment to Article 1.1 Definitions

The current definition of “Improvements” is deleted in its entirety and replaced with the following:

“Improvements” means data, inventions, discoveries and know-how, whether patentable or not, and any intellectual property rights thereof, which are necessary or useful to exploit the Chugai Compound and/or the Product and which are acquired or developed by the relevant Party or its Affiliates on or after the Effective Date during the course of its/their activities under this Agreement or, with respect to CHUGAI, during the course of activities under the license agreement to be entered into between CHUGAI and VERASTEM upon exercise by CHUGAI of any Opt-Back Right.

1.3	The term “Memorandum” is added to Article 1.1 as follows: “Memorandum” shall have the meaning set forth in Appendix II.”

1.4	The term “the Novation Agreement is added to Article 1.1 as follows: “Novation Agreement” shall have the meaning set forth in Appendix II.”

1.5	Amendment to Article 1.1 Definitions

The current definition of “On-going Agreement” is deleted in its entirety.

1.6	Amendment to Article 1.1 Definitions

The current definition of “On-going Agreement 2” is deleted in its entirety.

1.7	The term “Sponsor Research Agreement is added to Article 1.1 as follows: “Sponsor Research Agreement” shall have the meaning set forth in Article 2.3 and in Appendix II.”

1.8	Amendment to Article 2.1.2 Relationship with On-going Agreements

The title to Article 2.1.2 shall be deleted and replaced with the following title: “2.1.2 Relationship with Clinical Trial Agreement”

Additionally, Article 2.1.2 shall be deleted in its entirely and replaced with the following:

“With respect to [***] as Licensed Patents, which were acquired or developed during the course of the Clinical Trial Agreement, the license granted from CHUGAI to VERASTEM hereunder is subject to the rights and obligations under the Memorandum.

1.9	Amendment to Article 2.3 Exclusivity as to CHUGAI

The final paragraph of Article 2.3 shall be deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary herein, CHUGAI may continue to support the investigator initiated studies for which CHUGAI is providing support as of the Effective Date pursuant to the [***] and the MTA Study Agreement. CHUGAI may provide any financial, technical or other support and the Product or Chugai Compound to such investigator-initiated studies as required pursuant to the terms and conditions of the [***]. Further, CHUGAI shall conduct stability test for the Product or Chugai Compound which Chugai provided to investigator-initiated studies listed in Appendix II (the “Sponsor Research Agreement and the Clinical Trial Agreement”) before the effective date of respective Sponsor Research Novation Agreement and Clinical Trial Novation Agreement, provided however, Verastem is responsible for the proper use of such Product or Chugai Compound based on such result of the stability test”

1.10Amendment to Article 2.4.1 VERASTEM Improvements

The following sentence shall be added at the end of Article 2.4.1 VERASTEM Improvements:

For clarity, any and all Improvements acquired by VERASTEM through the Sponsor Research Agreement or the Clinical Trial Agreement shall be included as a VERASTEM Improvement. In addition any and all Improvements arising from the Sponsor Research Agreement or the Clinical Trial Agreement before the Novation (defined in each Novation Agreement), which are transferred to VERASTEM under the Novation Agreement shall be included as a VERASTEM Improvements.

1.11	Amendment to Article 2.4.2(a)

The current Article 2.4.2(a) is deleted in its entirety and replaced with the following:

“Any and all Improvements solely acquired or developed by CHUGAI, and/or by any third parties on behalf of CHUGAI, or otherwise Controlled by CHUGAI, including through the terms of the [***] and the MTA Study Agreement, shall be solely owned or Controlled by CHUGAI (hereinafter “CHUGAI Improvements”). Subject to the terms and conditions herein contained, CHUGAI hereby grants to VERASTEM with respect to CHUGAI Improvements arising from the [***] or Patents covering CHUGAI Improvements arising from the MTA Study Agreement, a non-exclusive, fully-paid up and royalty- free license, with the right to grant sublicense as provided in Article 2.2, to use such CHUGAI Improvements to develop, have developed, register, have registered, make, have made, manufacture, have manufactured, use, have used, distribute, have distributed, market and have marketed (including the right to detail and promote), offer to sell, have offered to sell, sell, have sold, import and have imported the Chugai Compound and/or the Product in the Field in the Territory. The foregoing licenses are subject to the rights and obligations under the [***] and the MTA Study Agreement, respectively, and CHUGAI grants such licenses only to the extent CHUGAI is granted or entitled under the applicable [***] or MTA Study Agreement.”

1.12	Amendment to Article 2.4.2(b)

The current Article 2.4.2(b) is deleted in its entirety and replaced with the following:

“If CHUGAI exercises its [***], then the Study IPR (as defined in the Sponsor Research Agreement), for use with the Chugai Compound or the Product, shall be included as a CHUGAI Improvement. The license of such CHUGAI Improvement is subject to the rights and obligations under the Sponsor Research Agreement, and CHUGAI grants such license only to the extent CHUGAI is granted or entitled under the applicable Sponsor Research Agreement.”

1.13	Amendment to Article 2.4.2(c)

The words “an On-going Agreement” are deleted and replaced with “the Sponsor Research Agreement and Clinical Trial Agreement.”

1.14	Amendment to Article 3.5.1 Ongoing Research Data Transfer

The current Article 3.5.1 is deleted in its entirety and replaced with the following:

“CHUGAI shall conduct activities to transfer to VERASTEM the data of the on- going research relating to the Chugai Compound or the Product conducted in accordance with the [***], subject to the rights and obligations under such agreements (such activities of CHUGAI, the “On-going Research Data Transfer”). All materials and information provided by CHUGAI to VERASTEM in connection with the On-going Research Data Transfer shall be provided on an “AS IS” basis, provided that CHUGAI shall provide all such materials and information in the English language.”

1.15Amendment to Article 3.5.2

The words “the On-going Agreements” shall be deleted and replaced with the words “the Sponsor Research Agreement and the Clinical Trial Agreement”.

1.16	Amendment to Article 3.7 Development Reports

The last sentence of Article 3.7 is deleted in its entirety and replaced with the following“

“No less frequently than [***], VERASTEM shall provide CHUGAI with written reports summarizing its, its Affiliates’, and its sublicensees’ development of Product, including a summary of the data, timelines and results of such development, and an overview of future development activities reasonably contemplated by VERASTEM, which reports shall be provided in English. Such reports shall be the Confidential Information of VERASTEM pursuant to Article 10. VERASTEM shall respond to CHUGAI’s reasonable requests for information regarding significant development activities, including, as appropriate. VERASTEM shall also provide Chugai with the relevant data and results from the Sponsor Research Agreement and the Clinical Trial Agreement, including the study data and results from the Sponsor Research Agreement necessary for Chugai’s [***] (b), as CHUGAI may reasonably request from time to time.”

1.17	Amendment to Article 6.3.3 Third Party Payments

The following sentence shall be added at the end of Article 6.3.3 Third Party Payments:

“For the avoidance of doubt, any payments made by Verastem under the Sponsor Research Agreement or the Clinical Trial Agreement shall not be included as a Third-Party Payment under this Article 6 of the Agreement.”

1.18	Addition of Article 7.1.4 Prosecution and Maintenance of the Sponsor Research Agreement Patent

The following shall be added as Article 7.1.4:

Notwithstanding Article 7.1.1, with respect to [***] as an

application number, or a priority number and any Intellectual Property Rights derived, claiming priority, issued or granted from it (for example, [***]  (the “Sponsor Research Agreement Patent”), VERASTEM shall have control regarding the filing, prosecution and maintenance of the Sponsor Research Agreement Patent in the Territory, including, but not limited to, filing applications for, and obtaining, patent term extensions, supplemental protection certificates and the like in each country where it is appropriate to do so in VERASTEM’s reasonable judgment. Such costs for the filing, prosecution and maintenance shall be borne by [***].

VERASTEM shall provide CHUGAI with the following information with respect to the Sponsor Research Agreement Patent:

(i)	a territorial scope for foreign filings before the national phase, and
(ii)	a copy of all written communications regarding a substantial examination and/or decision received from or filed in the filing countries’ patent offices and copies of all granted patents claims of the Sponsor Research Agreement Patent in English, and CHUGAI shall be given [***] to comment. Depending on the content of the communications the parties may agree to a different time period for review.

Any material decision (e.g., decisions resulting in a limitation of the scope of the claims, abandonment of the Sponsor Research Agreement Patent in any countries, and the like) to be made in connection with filing, prosecution and maintenance of the Sponsor Research Agreement Patent shall be made by VERASTEM after consultation with CHUGAI. VERASTEM shall reasonably consider CHUGAI's comments.

VERASTEM and CHUGAI shall discuss and agree on countries to be filed in (“Mutually Agreed Countries”). Mutually Agreed Countries shall include [***]

If VERASTEM and/or CHUGAI wish to apply for an extension of the term of any Sponsor Research Agreement Patent available under any Applicable Law for any country in the Territory, the Parties shall cooperate in such application (e.g., by providing the other Party with all information and documents in each Party’s possession which may be necessary or desirable for such application).

1.19	Amendment to Article 10.4

The words “the On-going Agreements” shall be deleted and replaced with the words “the Sponsor Research Agreement and the Clinical Trial Agreement”.

1.20	Amendment to Article 11.2 Publication by VERASTEM

The words “On-going Agreement 2” shall be deleted and replaced with the words “the Sponsor Research Agreement or the Clinical Trial Agreement”.

The final sentence of Article 11.2 Publication by VERASTEM shall be deleted in its entirety and replaced with the following:

Upon each publication under this Article 11.2, prior to any publication and/or presentation, all Data and results which relate directly to the Chugai Compound and/or Product shall be submitted to CHUGAI for review and comment. VERASTEM shall notify CHUGAI and provide a copy of such proposed publication/presentation, including publication or presentation by the investigator who initiated study(ies) under and parties to the Sponsor Research Agreement or the Clinical Trial Agreement, at least [***] prior to submission for publication or presentation of an abstract or a manuscript, provided that for the case of publication or presentation under Clinical Trial Agreement, [***] prior to submission for publication or presentation of an abstract. Any such copy shall provide sufficient details to enable CHUGAI to ascertain whether it contains Confidential Information of CHUGAI or whether other protections need to be sought. CHUGAI shall review and make any comments on such proposed publication or presentation of an abstract or a manuscript to VERASTEM within [***] of receipt and/or shall review and make any comments on such proposed publication or presentation of an abstract under Clinical Trial Agreement within [***] of receipt. Furthermore, independent investigators, hospitals and academic institutions that are entrusted by VERASTEM with the conduct of sponsored research, preclinical studies or clinical trials of the Chugai Compound or the Product are understood to operate in an academic environment and shall be allowed to release data and information regarding such sponsored research, preclinical or clinical trials in a manner consistent with academic standards. VERASTEM shall use reasonable efforts to promptly notify CHUGAI of such publication as a courtesy to Chugai. For the avoidance of doubt, all data and results not related directly to the Chugai Compound and/or the Product shall not be subject to prior review and approval by Chugai.

1.21	Amendment to Article 11.3 Publication by the Investigator

The current Article 11.3 is deleted in its entirety and replaced with the following:

“Prior to submission of the Data or results relating to the Chugai Compound or the Product for publication or presentation by the investigator who initiated study(ies) under and is a party to the MTA Study Agreement, or [***], CHUGAI shall provide at least [***] prior to the intended submission, a copy of such proposed publication or presentation to VERASTEM, who shall have [***] to inform CHUGAI whether it contains patentable matter which requires protection. If such publication or presentation contains such patentable matter, CHUGAI will have the investigator delay such publication or presentation for an additional [***] so that the appropriate Party may file for patent protection or to delete such patentable matter from such proposed publication or presentation.

1.22	Replacement of Appendix

Appendix (table of contents) and Appendix Ⅱ to the License Agreement are hereby replaced in their entirety as attached hereto.

2.

The Parties agree and acknowledge that the amendments of the License Agreement under Article 1 of this Amendment shall become effective when all Novation (defined in each Novation Agreement) Agreements are effective.

3.	NO OTHER CHANGES

Except as changed by Clause 1 of this Amendment, the provisions of the Agreement including all Exhibits and prior Amendments thereto shall remain unchanged.

In this Amendment, terms used but not changed herein shall have the same meaning as defined in the License Agreement.

IN WITNESS WHEREOF, this Amendment has been executed by duly authorised officers of the Parties as of the date of final signature below.

Signed by:	/s/ Dan Paterson
Name:	Dan Paterson
Title:	President and Chief Operating Officer

For and on behalf of
Verastem, Inc.

Date:	8/12/2021

Signed by:	/s/ Mark Noguchi
Name:	Mark Noguchi
Title:	Senior Vice President, Head of Partnering

For and on behalf of
Chugai Pharmaceutical Co., LTD.

Date:	8/12/2021

APPENDIX:

APPENDIX I(A):Licensed Patents

APPENDIX I(B):[***]

APPENDIX II:SponsorResearchAgreement,theClinicalTrialAgreement,

Memorandum and Novation Agreement

APPENDIX III: Technical Transfer

APPENDIX IV:Opt-back Rights

APPENDIX V: [***]

APPENDIX VI:Inventory

APPENDIX VII:[***]

APPENDIX II

[***]